EXHIBIT 15.3

Schwartz Levitsky Feldman llp
CHARTERED ACCOUNTANTS
LICENSED PUBLIC ACCOUNTANTS
TORONTO • MONTREAL

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The undersigned, Schwartz Levitsky Feldman llp, hereby consents to the use of our name and the use of our opinion dated March 16, 2009 on the financial statements of 1354166 Alberta Ltd. for the fiscal period ended August 31, 2008 included in the Registration Statement on  Form 20-F being filed by Eugenic Corp.

/s/ Schwartz Levitsky Feldman LLP
Toronto, Ontario, Canada
April 29, 2009	Chartered Accountants
Licensed Public Accountants

1167 Caledonia Road
Toronto, Ontario M6A 2X1
Tel: 416 785 5353
Fax: 416 785 5663